Exhibit 99.1

REALOGY REPORTS SECOND QUARTER
2020 FINANCIAL RESULTS

MADISON, N.J. (July 30, 2020) - Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today reported financial results for the second quarter ended June 30, 2020.
"Realogy delivered substantial Operating EBITDA in the quarter as we made rapid moves to navigate through the turbulent environment," said Ryan Schneider, Realogy's chief executive officer and president. "We continued to enhance our digital technology offerings, invest in strategic priorities, and improve our balance sheet. We believe that progress, combined with recent positive market data, positions us well for the future."

"We were agile and efficient throughout the second quarter and successfully managed costs, which helped generate substantial Operating EBITDA and positive Free Cash Flow in the quarter," said Charlotte Simonelli, Realogy's executive vice president, chief financial officer and treasurer. "We took proactive steps to strengthen our Balance Sheet."

Second Quarter 2020 Highlights
•Generated Revenue of $1.2 billion, a decrease of 27% or $457 million year-over-year.
•Reported Net Income of $28 million from continuing operations and a Net Loss of $14 million including discontinued operations.
•Generated Operating EBITDA from continuing operations of $172 million, a decrease of $63 million year-over-year driven by lower transaction volume primarily due to COVID-19, partially offset by cost savings and strong performance at the GRA mortgage JV. (See Table 5a).
•Combined closed transaction volume declined 24% in the second quarter. Closed transaction volume improved meaningfully in June to negative 8% year-over-year after reaching a bottom in May 2020.
•Delivered substantial cost reductions in the quarter due to mix of temporary and permanent savings.
•The GRA mortgage JV continued to contribute meaningfully to our business results, generating $35 million in Operating EBITDA in the second quarter.
•Generated Free Cash Flow from continuing operations of $106 million vs. $178 million for the corresponding quarter last year and $47 million including discontinued operations vs. $147 million for the corresponding quarter last year (See Table 7).
•Strengthened the balance sheet and improved our debt maturity profile by refinancing our 2021 unsecured notes with new 2025 senior secured second lien notes.

Exhibit 99.1

Second Quarter 2020 Financial Highlights
The following table sets forth Realogy’s financial highlights for the periods presented (in millions, except per share data) (unaudited):

	Three Months Ended June 30,
	2020	2019	Change	% Change
Revenue	$1,207	$1,664	$(457)	(27)%
Operating EBITDA [1]	172	235	(63)	*
Operating EBITDA including discontinued operations [1]	175	245	(70)	*
Net (loss) income attributable to Realogy	(14)	69	(83)	(120)
Adjusted net income [2]	54	94	(40)	(43)
Basic (loss) earnings per share	(0.12)	0.60	(0.72)	(120)
Adjusted earnings per share [2]	0.47	0.82	(0.35)	(43)
Free Cash Flow [3]	106	178	(72)	(40)
Free Cash Flow including discontinued operations [3]	47	147	(100)	(68)
Net cash provided by operating activities	$115	$159	$(44)	(28)%

Select Key Drivers
Realogy Franchise Group 4 5
Closed homesale sides	238,085	301,377		(21)%
Average homesale price	$321,308	$318,799		1%
Realogy Brokerage Group [5]
Closed homesale sides	71,375	95,251		(25)%
Average homesale price	$503,935	$540,725		(7)%
Realogy Title Group
Purchase title and closing units	32,028	42,202		(24)%
Refinance title and closing units	17,548	5,270		233%
_______________
Footnotes:
* not meaningful
1 See Tables 5a and 5b. Operating EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, net, income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA including discontinued operations is defined as Operating EBITDA, as defined above plus the Operating EBITDA contribution from discontinued operations on the same basis.
2 See Table 1a. Adjusted Net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, (gain) loss on the early extinguishment of debt, impairments, the tax effect of the foregoing adjustments and net income (loss) from discontinued operations. Adjusted loss per share is Adjusted net loss divided by the weighted average common and common equivalent shares outstanding.
3 See Table 7. Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the early extinguishment of debt and working capital adjustments. Free Cash Flow including discontinued operations is defined as Free Cash Flow, as defined above plus the Free Cash Flow contribution from discontinued operations on the same basis.
4 Includes all franchisees except for Realogy Brokerage Group.
5 The Company's combined homesale transaction volume growth (transaction sides multiplied by average sale price) decreased 24% compared with the second quarter of 2019.
Cartus Relocation Services remained in discontinued operations for the second quarter of 2020 in accordance with GAAP.

Exhibit 99.1

Balance Sheet and Capital Allocation
The Company ended the quarter with cash and cash equivalents of $686 million. Total corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $3.4 billion at June 30, 2020. The Company's Net Debt Leverage Ratio was 5.6x at June 30, 2020 (see Table 8b).
The Company expects to continue to prioritize investing in its business and reducing leverage over other potential uses of cash.
Improved Debt Maturity Profile in Second Quarter 2020
In June 2020, the Company redeemed its outstanding $550 million 5.25% Senior Notes due 2021 using the net proceeds from its issuance of $550 million 7.625% Senior Secured Second Lien Notes due 2025, together with cash on hand. As a result, the Company’s nearest debt maturity is not until early 2023 (other than amortization payments under its senior secured credit facilities).
Amendments to Senior Secured Credit and Term Loan A Agreements
The Company's senior secured leverage ratio at June 30, 2020 was 3.29x (see Table 8a), well within the 4.75 to 1 ratio required as of that date for it to maintain compliance under its secured credit facilities. As an example of our continued commitment to proactively and prudently manage our balance sheet, we opportunistically amended our senior secured credit agreement and term loan A agreement on July 24, 2020. Under the amendments, Realogy must maintain a senior secured leverage ratio not to exceed 6.50 to 1.00 commencing with the third quarter of 2020 through and including the second quarter of 2021. The required ratio thereafter will step down on a quarterly basis to 4.75 to 1.00 (the level applicable prior to the amendments) on and after the second quarter of 2022. Unless terminated earlier by us or pursuant to the terms of the amendments, certain negative covenants are tightened until we deliver our covenant compliance certificate to the lenders for the third quarter of 2021. The amendments leave unchanged the commitments and pricing under the agreements.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, July 30, at 5:00 p.m. (ET), Realogy will hold a conference call via webcast to review its Q2 2020 results and provide a business update. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Charlotte Simonelli, chief financial officer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.realogy.com or by dialing (833) 646-0499 (toll free); international participants should dial (918) 922-3007. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is the leading and most integrated provider of U.S. residential real estate services, encompassing franchise, brokerage, and title and settlement businesses as well as a mortgage joint venture. Realogy's diverse brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby's International Realty®. Using innovative technology, data and marketing products, best-in-class learning and support services, and high-quality lead generation programs, Realogy fuels the productivity of independent sales agents, helping them build stronger businesses and best serve today’s consumers. Realogy's affiliated brokerages operate around the world with approximately 187,500 independent sales agents in the United States and more than 130,800 independent sales agents in 114 other countries and territories. Recognized for nine consecutive years as one of the World’s Most Ethical Companies, Realogy has also been designated a Great Place to Work and one of Forbes’ Best Employers for Diversity. Realogy is headquartered in Madison, New Jersey.

Exhibit 99.1

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "potential" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
The following include some, but not all, of the factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the coronavirus disease (COVID-19) pandemic: the extent, duration and severity of the spread of the COVID-19 pandemic and economic consequences stemming from the COVID-19 crisis (including a potential significant economic contraction) as well as related risks and the impact of any of the foregoing on our business, results of operations and liquidity; adverse developments or the absence of sustained improvement in general business, economic or political conditions or the U.S. residential real estate markets, either regionally or nationally, including but not limited to a decline in consumer confidence or spending, weak capital, credit and financial markets and/or the instability of financial institutions, economic stagnation or contraction in the U.S. economy, including the impact of recessions, slow economic growth, or a deterioration in other economic factors (including potential consumer, business or governmental defaults or delinquencies due to the COVID-19 crisis or otherwise), continued or accelerated declines in home inventory levels, increased levels of unemployment and/or declining wages or stagnant wage growth in the U.S., an increase in potential homebuyers with low credit ratings, inability to afford down payments, or other mortgage challenges due to disrupted earnings, including constraints on the availability of mortgage financing, an increase in foreclosure activity, a decline or lack of improvement in the number of homesales, stagnant or declining home prices, a reduction in the affordability of housing, a lack of improvement or deceleration in the building of new housing, the potential negative impact of certain provisions of the Tax Cuts and Jobs Act of 2017 (the "2017 Tax Act") on home values over time in states with high property, sales and state and local income taxes or on homeownership rates, and/or geopolitical and economic instability; risks associated with our substantial indebtedness, interest obligations and the restrictions contained in our debt agreements, including risks relating to our ability to comply with the financial covenant under the Senior Secured Credit Facility and Term Loan A Facility and generate sufficient cash flows to service our debt (in particular if the COVID-19 crisis continues for a prolonged period) as well as risks relating to our having to dedicate a significant portion of our cash flows from operations to service our debt and our ability to refinance or repay our indebtedness or incur additional indebtedness; risks related to disruptions in the securitization markets, including in connection with the COVID-19 crisis, which may adversely impact our ability to continue to securitize certain of the relocation assets of Cartus Relocation Services or increase our cost of funding; the impact of increased competition in the industry for clients, for the affiliation of independent sales agents and for the affiliation of franchisees on our results of operations and market share; the impact of disruption in the residential real estate brokerage industry, and on our results of operations and financial condition, as a result of listing aggregator concentration and market power; continuing pressure on the share of gross commission income paid by our company owned brokerages and affiliated franchisees to affiliated independent sales agents and sales agent teams; our inability to develop products, technology and programs (including our company-directed affinity programs) that support our business strategy; our geographic and high-end market concentration; our inability to enter into franchise agreements with new franchisees or renew existing franchise agreements without reducing contractual royalty rates or increasing the amount and prevalence of sales incentives; the lack of revenue growth or declining profitability of our franchisees and company owned brokerage operations or declines in other revenue streams; increases in uncollectible accounts receivable and note reserves as a result of the adverse financial effects of the COVID-19 crisis on our franchisees and relocation clients; the potential impact of negative industry or business trends (including further declines in our market capitalization) on our valuation of goodwill and intangibles; the extent of the negative impact of the discontinuation of the USAA affinity program on our revenues and profits derived from affinity program referrals (including downstream revenue); the loss of our next largest affinity client or multiple significant relocation clients; risks related to our ongoing litigation with affiliates of Madison Dearborn Partners, LLC and SIRVA Worldwide,

Exhibit 99.1

Inc. regarding the planned sale of Cartus Relocation Services, including that such transaction will not close; changes in corporate relocation practices resulting in fewer employee relocations, reduced relocation benefits and/or increasing competition in corporate relocation; an increase in the experienced claims losses of our title underwriter; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing (whether through private litigation or governmental action), including but not limited to (i) state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, (ii) privacy or data security laws and regulations, (iii) the Real Estate Settlement Procedures Act (RESPA) or other federal or state consumer protection or similar laws and (iv) antitrust laws and regulations; risks related to the impact on our operations and financial results that may be caused by any future meaningful changes in industry operations or structure as a result of governmental pressures (including pressures for lower brokerage commission rates), the actions of certain competitors, the introduction or growth of certain competitive models, changes to the rules of the multiple listing services, or otherwise; and risks and growing costs related to both cybersecurity threats to our data and customer, franchisee, employee and independent sales agent data, as well as those related to our compliance with the growing number of laws, regulations and other requirements related to the protection of personal information.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and our Annual Report on Form 10-K for the year ended December 31, 2019, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events except as required by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a, 8a and 9 for definitions of these non-GAAP financial measures and Tables 1a, 5a, 5b, 6a, 6b, 7, 8a and 8b for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.

Investor Contacts:	Media Contacts:
Alicia Swift	Trey Sarten
(973) 407-4669	(973) 407-2162
alicia.swift@realogy.com	trey.sarten@realogy.com

Danielle Kloeblen
(973) 407-2148
danielle.kloeblen@realogy.com

Realogy Reports Financial Results for Second Quarter 2020      6

Table 1

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Gross commission income	$919	$1,310	$1,769	$2,109
Service revenue	172	183	323	312
Franchise fees	85	112	156	182
Other	31	59	75	115
Net revenues	1,207	1,664	2,323	2,718
Expenses
Commission and other agent-related costs	685	955	1,315	1,530
Operating	286	343	611	673
Marketing	40	69	99	137
General and administrative	59	68	133	148
Restructuring costs, net	14	9	25	18
Impairments	7	2	454	3
Depreciation and amortization	46	43	91	84
Interest expense, net	59	80	160	143
Loss on the early extinguishment of debt	8	—	8	5
Total expenses	1,204	1,569	2,896	2,741
Income (loss) from continuing operations before income taxes, equity in earnings and noncontrolling interests	3	95	(573)	(23)
Income tax expense (benefit) from continuing operations	11	33	(121)	1
Equity in earnings of unconsolidated entities	(36)	(7)	(45)	(8)
Net income (loss) from continuing operations	28	69	(407)	(16)

(Loss) income from discontinued operations, net of tax	(9)	1	(14)	(13)
Estimated loss on the sale of discontinued operations, net of tax	(32)	—	(54)	—
Net (loss) income from discontinued operations	(41)	1	(68)	(13)

Net (loss) income	(13)	70	(475)	(29)
Less: Net income attributable to noncontrolling interests	(1)	(1)	(1)	(1)
Net (loss) income attributable to Realogy Holdings	$(14)	$69	$(476)	$(30)

Basic (loss) earnings per share attributable to Realogy Holdings shareholders:
Basic earnings (loss) per share from continuing operations	$0.23	$0.59	$(3.55)	$(0.15)
Basic (loss) earnings per share from discontinued operations	(0.35)	0.01	(0.59)	(0.11)
Basic (loss) earnings per share	$(0.12)	$0.60	$(4.14)	$(0.26)
Diluted (loss) earnings per share attributable to Realogy Holdings shareholders:
Diluted earnings (loss) per share from continuing operations	$0.23	$0.59	$(3.55)	$(0.15)
Diluted (loss) earnings per share from discontinued operations	(0.35)	0.01	(0.59)	(0.11)
Diluted (loss) earnings per share	$(0.12)	$0.60	$(4.14)	$(0.26)
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	115.4	114.3	115.0	114.1
Diluted	116.2	114.9	115.0	114.1

Realogy Reports Financial Results for Second Quarter 2020      7

Table 1a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION
ADJUSTED NET INCOME (LOSS) AND ADJUSTED EARNINGS (LOSS) PER SHARE
(In millions, except per share data)
We present Adjusted net income (loss) and Adjusted earnings (loss) per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Adjusted net income (loss) is defined by us as net income (loss) before: (a) mark-to-market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of initiatives currently in progress; (d) the (gain) loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives; (e) impairments; (f) the tax effect of the foregoing adjustments and (g) net (income) loss from discontinued operations. The gross amounts for these items as well as the adjustment for income taxes are shown in the table below.
Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net (loss) income to Adjusted net income (loss) for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income attributable to Realogy Holdings	$(14)	$69	$(476)	$(30)
Addback:
Mark-to-market interest rate swap losses	8	24	59	38
Restructuring costs, net	14	9	25	18
Impairments (a)	7	2	454	3
Loss on the early extinguishment of debt	8	—	8	5
Adjustments for tax effect (b)	(10)	(9)	(147)	(17)
Net loss (income) from discontinued operations	41	(1)	68	13
Adjusted net income (loss) attributable to Realogy Holdings	$54	$94	$(9)	$30

(Loss) earnings per share attributable to Realogy Holdings:
Basic (loss) earnings per share:	$(0.12)	$0.60	$(4.14)	$(0.26)
Diluted (loss) earnings per share:	$(0.12)	$0.60	$(4.14)	$(0.26)

Adjusted earnings (loss) per share attributable to Realogy Holdings:
Adjusted basic earnings (loss) per share:	$0.47	$0.82	$(0.08)	$0.26
Adjusted diluted earnings (loss) per share:	$0.46	$0.82	$(0.08)	$0.26

Weighted average common and common equivalent shares outstanding:
Basic:	115.4	114.3	115.0	114.1
Diluted:	116.2	114.9	115.0	114.1
_______________
(a)Impairments for the six months ended June 30, 2020 primarily include a goodwill impairment charge of $413 million, which reduced the net carrying value of Realogy Brokerage Group by $314 million after accounting for the related income tax benefit of $99 million, and an impairment charge of $30 million which reduced the carrying value of trademarks at Realogy Franchise Group.
(b)Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

Realogy Reports Financial Results for Second Quarter 2020      8

Table 2
REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$686	$235
Trade receivables (net of allowance for doubtful accounts of $14 and $11)	92	79
Other current assets	173	147
Current assets - held for sale	631	750
Total current assets	1,582	1,211
Property and equipment, net	293	308
Operating lease assets, net	491	515
Goodwill	2,887	3,300
Trademarks	643	673
Franchise agreements, net	1,126	1,160
Other intangibles, net	70	72
Other non-current assets	341	304
Total assets	$7,433	$7,543
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$86	$84
Current portion of long-term debt	868	234
Current portion of operating lease liabilities	121	122
Accrued expenses and other current liabilities	332	350
Current liabilities - held for sale	231	356
Total current liabilities	1,638	1,146
Long-term debt	3,175	3,211
Long-term operating lease liabilities	455	467
Deferred income taxes	249	390
Other non-current liabilities	291	233
Total liabilities	5,808	5,447
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued and outstanding at June 30, 2020 and December 31, 2019	—	—
Realogy Holdings common stock: $0.01 par value; 400,000,000 shares authorized, 115,424,033 shares issued and outstanding at June 30, 2020 and 114,355,519 shares issued and outstanding at December 31, 2019	1	1
Additional paid-in capital	4,847	4,842
Accumulated deficit	(3,171)	(2,695)
Accumulated other comprehensive loss	(56)	(56)
Total stockholders' equity	1,621	2,092
Noncontrolling interests	4	4
Total equity	1,625	2,096
Total liabilities and equity	$7,433	$7,543

Realogy Reports Financial Results for Second Quarter 2020      9

Table 3
REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Operating Activities
Net loss	$(475)	$(29)
Net loss from discontinued operations	68	13
Net loss from continuing operations	(407)	(16)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	91	84
Deferred income taxes	(117)	(2)
Impairments	454	3
Amortization of deferred financing costs and debt discount	5	5
Loss on the early extinguishment of debt	8	5
Equity in earnings of unconsolidated entities	(45)	(8)
Stock-based compensation	10	14
Mark-to-market adjustments on derivatives	59	38
Other adjustments to net loss	—	(2)
Net change in assets and liabilities, excluding the impact of acquisitions and dispositions:
Trade receivables	(13)	(43)
Other assets	(9)	(13)
Accounts payable, accrued expenses and other liabilities	(15)	48
Dividends received from unconsolidated entities	22	1
Other, net	(8)	(1)
Net cash provided by operating activities from continuing operations	35	113
Net cash used in operating activities from discontinued operations	(2)	(57)
Net cash provided by operating activities	33	56
Investing Activities
Property and equipment additions	(41)	(50)
Payments for acquisitions, net of cash acquired	(1)	(1)
Investment in unconsolidated entities	(2)	(10)
Other, net	(11)	3
Net cash used in investing activities from continuing operations	(55)	(58)
Net cash used in investing activities from discontinued operations	(8)	(4)
Net cash used in investing activities	$(63)	$(62)

Realogy Reports Financial Results for Second Quarter 2020      10

	Six Months Ended June 30,
	2020	2019
Financing Activities
Net change in Revolving Credit Facility	$625	$60
Proceeds from issuance of Senior Secured Second Lien Notes	550	—
Proceeds from issuance of Senior Notes	—	550
Redemption of Senior Notes	(550)	(450)
Amortization payments on term loan facilities	(19)	(15)
Debt issuance costs	(8)	(9)
Cash paid for fees associated with early extinguishment of debt	(7)	(4)
Repurchase of common stock	—	(20)
Dividends paid on common stock	—	(21)
Taxes paid related to net share settlement for stock-based compensation	(5)	(6)
Payments of contingent consideration related to acquisitions	—	(2)
Other, net	(15)	(13)
Net cash provided by financing activities from continuing operations	571	70
Net cash used in financing activities from discontinued operations	(103)	(24)
Net cash provided by financing activities	468	46
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	—	—
Net increase in cash, cash equivalents and restricted cash	438	40
Cash, cash equivalents and restricted cash, beginning of period	266	238
Cash, cash equivalents and restricted cash, end of period	704	278
Less cash, cash equivalents and restricted cash of discontinued operations, end of period	18	18
Cash, cash equivalents and restricted cash of continuing operations, end of period	$686	$260

Supplemental Disclosure of Cash Flow Information
Interest payments for continuing operations	$102	$95
Income tax payments for continuing operations, net	—	6

Realogy Reports Financial Results for Second Quarter 2020      11

Table 4a

REALOGY HOLDINGS CORP.
2020 vs. 2019 KEY DRIVERS

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	% Change		2020	2019	% Change
Realogy Franchise Group (a)
Closed homesale sides	238,085	301,377	(21)%		441,273	504,039	(12)%
Average homesale price	$321,308	$318,799	1%		$321,841	$310,581	4%
Average homesale broker commission rate	2.49%	2.47%	2	bps	2.48%	2.47%	1	bps
Net royalty per side	$324	$331	(2)%		$321	$320	—%
Realogy Brokerage Group
Closed homesale sides	71,375	95,251	(25)%		133,916	155,693	(14)%
Average homesale price	$503,935	$540,725	(7)%		$517,888	$529,543	(2)%
Average homesale broker commission rate	2.43%	2.41%	2	bps	2.42%	2.41%	1	bps
Gross commission income per side	$12,863	$13,758	(7)%		$13,206	$13,546	(3)%
Realogy Title Group
Purchase title and closing units	32,028	42,202	(24)%		60,752	70,246	(14)%
Refinance title and closing units	17,548	5,270	233%		26,447	9,281	185%
Average fee per closing unit	$2,062	$2,356	(12)%		$2,151	$2,320	(7)%
_______________
(a)Includes all franchisees except for Realogy Brokerage Group.

Realogy Reports Financial Results for Second Quarter 2020      12

Table 4b

REALOGY HOLDINGS CORP.
2019 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Realogy Franchise Group (a)
Closed homesale sides	202,662	301,377	299,937	257,524	1,061,500
Average homesale price	$298,361	$318,799	$314,984	$322,713	$314,769
Average homesale broker commission rate	2.48%	2.47%	2.47%	2.46%	2.47%
Net royalty per side	$303	$331	$329	$338	$327
Realogy Brokerage Group
Closed homesale sides	60,442	95,251	92,399	77,560	325,652
Average homesale price	$511,922	$540,725	$509,425	$523,024	$522,282
Average homesale broker commission rate	2.41%	2.41%	2.41%	2.39%	2.41%
Gross commission income per side	$13,212	$13,758	$13,000	$13,147	$13,296
Realogy Title Group
Purchase title and closing units	28,044	42,202	41,619	34,345	146,210
Refinance title and closing units	4,011	5,270	8,014	9,294	26,589
Average fee per closing unit	$2,267	$2,356	$2,288	$2,267	$2,297
_______________
(a)Includes all franchisees except for Realogy Brokerage Group.

Realogy Reports Financial Results for Second Quarter 2020      13

Table 5a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA AND
OPERATING EBITDA INCLUDING DISCONTINUED OPERATIONS
THREE MONTHS ENDED JUNE 30, 2020 AND 2019
(In millions)
Set forth in the tables below is a reconciliation of Net (loss) income attributable to Realogy Holdings to Operating EBITDA and Operating EBITDA including discontinued operations for the three-month periods ended June 30, 2020 and 2019:

	Three Months Ended June 30,
	2020	2019
Net (loss) income attributable to Realogy Holdings	$(14)	$69
Less: Net (loss) income from discontinued operations	(41)	1
Add: Income tax expense from continuing operations	11	33
Income from continuing operations attributable to Realogy Holdings before income taxes	38	101
Add: Depreciation and amortization	46	43
Interest expense, net	59	80
Restructuring costs, net (a)	14	9
Impairments (b)	7	2
Loss on the early extinguishment of debt (c)	8	—
Operating EBITDA	172	235
Contribution from discontinued operations	3	10
Operating EBITDA including discontinued operations	$175	$245
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (d)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2020	2019			2020	2019			2020	2019
Realogy Franchise Group	$179	$260	$(81)	(31)%	$122	$180	$(58)	(32)%	68%	69%	(1)
Realogy Brokerage Group	933	1,331	(398)	(30)	15	47	(32)	(68)	2	4	(2)
Realogy Title Group	160	160	—	—	61	32	29	91	38	20	18
Corporate and Other	(65)	(87)	22	*	(26)	(24)	(2)	*
Total	$1,207	$1,664	$(457)	(27)%	$172	$235	$(63)	(27)%	14%	14%	—
Contribution from discontinued operations					3	10
Total including discontinued operations					$175	$245
The following table reflects Realogy Franchise and Brokerage Groups' results before the intercompany royalties and marketing fees, as well as on a combined basis to show the Operating EBITDA contribution of these business units to the overall Operating EBITDA of the Company:

	Revenues		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2020	2019			2020	2019			2020	2019
Realogy Franchise Group (e)	$114	$173	$(59)	(34)%	$57	$93	$(36)	(39)%	50%	54%	(4)
Realogy Brokerage Group (e)	933	1,331	(398)	(30)	80	134	(54)	(40)	9	10	(1)
Realogy Franchise and Brokerage Groups Combined	$1,047	$1,504	$(457)	(30)%	$137	$227	$(90)	(40)%	13%	15%	(2)
_______________

* not meaningful.
(a)Restructuring charges incurred for the three months ended June 30, 2020 include $12 million at Realogy Brokerage Group and $2 million at Realogy Title Group. Restructuring charges incurred for the three months ended June 30, 2019 include $1 million at Realogy Franchise Group, $6 million at Realogy Brokerage Group, $1 million at Realogy Title Group and $1 million at Corporate and Other.
(b)Impairments for the three months ended June 30, 2020 and 2019 relate to lease asset impairments.
(c)Loss on the early extinguishment of debt is recorded in Corporate and Other.
(d)Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Realogy Brokerage Group of $65 million and $87 million during the three months ended June 30, 2020 and 2019, respectively.
(e)The segment numbers noted above do not reflect the impact of intercompany royalties and marketing fees paid by Realogy Brokerage Group to Realogy Franchise Group of $65 million and $87 million during the three months ended June 30, 2020 and 2019, respectively.

Realogy Reports Financial Results for Second Quarter 2020      14

Table 5b
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA AND
OPERATING EBITDA INCLUDING DISCONTINUED OPERATIONS
SIX MONTHS ENDED JUNE 30, 2020 AND 2019
(In millions)
Set forth in the tables below is a reconciliation of Net loss attributable to Realogy Holdings to Operating EBITDA and Operating EBITDA including discontinued operations for the six-month periods ended June 30, 2020 and 2019:

	Six Months Ended June 30,
	2020	2019
Net loss attributable to Realogy Holdings	$(476)	$(30)
Less: Net loss from discontinued operations	(68)	(13)
Add: Income tax (benefit) expense from continuing operations	(121)	1
Loss from continuing operations attributable to Realogy Holdings before income taxes	(529)	(16)
Add: Depreciation and amortization	91	84
Interest expense, net	160	143
Restructuring costs, net (a)	25	18
Impairments (b)	454	3
Loss on the early extinguishment of debt (c)	8	5
Operating EBITDA	209	237
Contribution from discontinued operations	(2)	4
Operating EBITDA including discontinued operations	$207	$241
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (d)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2020	2019			2020	2019			2020	2019
Realogy Franchise Group	$347	$439	$(92)	(21)%	$223	$278	$(55)	(20)%	64%	63%	1
Realogy Brokerage Group	1,802	2,147	(345)	(16)	(36)	(15)	(21)	(140)	(2)	(1)	(1)
Realogy Title Group	297	274	23	8	73	23	50	217	25	8	17
Corporate and Other	(123)	(142)	19	*	(51)	(49)	(2)	*
Total	$2,323	$2,718	$(395)	(15)%	$209	$237	$(28)	(12)%	9%	9%	—
Contribution from discontinued operations					(2)	4
Total including discontinued operations					$207	$241
The following table reflects Realogy Franchise and Brokerage Groups' results before the intercompany royalties and marketing fees, as well as on a combined basis to show the Operating EBITDA contribution of these business units to the overall Operating EBITDA of the Company:

	Revenues		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2020	2019			2020	2019			2020	2019
Realogy Franchise Group (e)	$224	$297	$(73)	(25)%	$100	$136	$(36)	(26)%	45%	46%	(1)
Realogy Brokerage Group (e)	1,802	2,147	(345)	(16)	87	127	(40)	(31)	5	6	(1)
Realogy Franchise and Brokerage Groups Combined	$2,026	$2,444	$(418)	(17)%	$187	$263	$(76)	(29)%	9%	11%	(2)
_______________

* not meaningful.
(a)Restructuring charges incurred for the six months ended June 30, 2020 include $1 million at Realogy Franchise Group, $21 million at Realogy Brokerage Group and $3 million at Realogy Title Group. Restructuring charges incurred for the six months ended June 30, 2019 include $1 million at Realogy Franchise Group, $10 million at Realogy Brokerage Group, $2 million at Realogy Title Group and $5 million at Corporate and Other.
(b)Impairments for the six months ended June 30, 2020 include a goodwill impairment charge of $413 million, which reduced the net carrying value of Realogy Brokerage Group by $314 million after accounting for the related income tax benefit of $99 million, an impairment charge of $30 million, which reduced the carrying value of trademarks at Realogy Franchise Group, and $11 million related to lease asset impairments. Impairments for the six months ended June 30, 2019 relate to lease asset impairments.

Realogy Reports Financial Results for Second Quarter 2020      15

(c)Loss on the early extinguishment of debt is recorded in Corporate and Other.
(d)Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Realogy Brokerage Group of $123 million and $142 million during the six months ended June 30, 2020 and 2019, respectively.
(e)The segment numbers noted above do not reflect the impact of intercompany royalties and marketing fees paid by Realogy Brokerage Group to Realogy Franchise Group of $123 million and $142 million during the six months ended June 30, 2020 and 2019, respectively.

Realogy Reports Financial Results for Second Quarter 2020      16

Table 6a
REALOGY HOLDINGS CORP.
SELECTED 2020 FINANCIAL DATA
(In millions)

	Three Months Ended
	March 31,	June 30,
	2020	2020
Net revenues (a)
Realogy Franchise Group	$168	$179
Realogy Brokerage Group	869	933
Realogy Title Group	137	160
Corporate and Other	(58)	(65)
Total	$1,116	$1,207

Operating EBITDA
Realogy Franchise Group	$101	$122
Realogy Brokerage Group	(51)	15
Realogy Title Group	12	61
Corporate and Other	(25)	(26)
Total	$37	$172

Non-GAAP Reconciliation - Operating EBITDA
Operating EBITDA	$37	$172
Contribution from discontinued operations	(5)	3
Operating EBITDA including discontinued operations	32	175

Less: Depreciation and amortization	45	46
Interest expense, net	101	59
Income tax (benefit) expense	(132)	11
Restructuring costs, net (b)	11	14
Impairments (c)	447	7
Loss on the early extinguishment of debt (d)	—	8
Adjustments attributable to discontinued operations (e)	22	44
Net loss attributable to Realogy Holdings	$(462)	$(14)
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Realogy Franchise Group include intercompany royalties and marketing fees paid by Realogy Brokerage Group of $58 million and $65 million for the three months ended March 31, 2020 and June 30, 2020, respectively. Such amounts are eliminated through Corporate and Other.
Revenues for Realogy Franchise Group include $2 million and $3 million of intercompany referral commissions related to Realogy Advantage Broker Network paid by Realogy Brokerage Group during the three months ended March 31, 2020 and June 30, 2020, respectively. Such amounts are recorded as contra-revenues by Realogy Brokerage Group.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended
	March 31,	June 30,
	2020	2020
Realogy Franchise Group	$1	$—
Realogy Brokerage Group	9	12
Realogy Title Group	1	2
Total Company	$11	$14
(c)Impairments for the three months ended March 31, 2020 include a goodwill impairment charge of $413 million, which reduced the net carrying value of Realogy Brokerage Group by $314 million after accounting for the related income tax benefit of $99 million, an impairment charge of $30 million which reduced the carrying value of trademarks at Realogy Franchise Group. In addition, the three months ended March 31, 2020 and June 30, 2020 include charges primarily related to lease asset impairments of $4 million and $7 million, respectively.
(d)Loss on the early extinguishment of debt is recorded in Corporate and Other.
(e)Includes depreciation and amortization, interest expense, income tax and restructuring charges related to discontinued operations. In addition, includes the adjustment to record assets and liabilities held for sale at the lower of carrying value or fair value less any costs to sell based on the estimated net purchase price.

Realogy Reports Financial Results for Second Quarter 2020      17

Table 6b
REALOGY HOLDINGS CORP.
SELECTED 2019 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2019	2019	2019	2019	2019
Net revenues (a)
Realogy Franchise Group	$179	$260	$240	$207	$886
Realogy Brokerage Group	816	1,331	1,222	1,040	4,409
Realogy Title Group	114	160	170	152	596
Corporate and Other	(55)	(87)	(82)	(69)	(293)
Total	$1,054	$1,664	$1,550	$1,330	$5,598

Operating EBITDA
Realogy Franchise Group	$98	$180	$170	$140	$588
Realogy Brokerage Group	(62)	47	31	(12)	4
Realogy Title Group	(9)	32	31	14	68
Corporate and Other	(25)	(24)	(26)	(23)	(98)
Total	$2	$235	$206	$119	$562

Non-GAAP Reconciliation - Operating EBITDA
Operating EBITDA	$2	$235	$206	$119	$562
Contribution from discontinued operations	(6)	10	17	7	28
Operating EBITDA including discontinued operations	(4)	245	223	126	590

Less: Depreciation and amortization	41	43	42	43	169
Interest expense, net	63	80	66	40	249
Income tax (benefit) expense	(32)	33	(23)	—	(22)
Restructuring costs, net (b)	9	9	11	13	42
Impairments (c)	1	2	240	6	249
Former parent legacy cost, net (d)	—	—	1	—	1
Loss (gain) on the early extinguishment of debt (d)	5	—	(10)	—	(5)
Adjustments attributable to discontinued operations (e)	8	9	9	69	95
Net (loss) income attributable to Realogy Holdings	$(99)	$69	$(113)	$(45)	$(188)
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Realogy Franchise Group include intercompany royalties and marketing fees paid by Realogy Brokerage Group of $55 million, $87 million, $82 million and $69 million for the three months ended March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019, respectively. Such amounts are eliminated through Corporate and Other.
Revenues for Realogy Franchise Group include $3 million, $5 million, $6 million and $4 million of intercompany referral commissions related to Realogy Advantage Broker Network paid by Realogy Brokerage Group during the three months ended March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019, respectively. Such amounts are recorded as contra-revenues by Realogy Brokerage Group.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2019	2019	2019	2019	2019
Realogy Franchise Group	$—	$1	$2	$1	$4
Realogy Brokerage Group	4	6	8	7	25
Realogy Title Group	1	1	—	1	3
Corporate and Other	4	1	1	4	10
Total Company	$9	$9	$11	$13	$42
(c)Impairments for the three months ended September 30, 2019 and the year ended December 31, 2019 include a goodwill impairment charge of $237 million which reduced the net carrying value of Realogy Brokerage Group by $180 million after accounting for the related income tax benefit of $57 million. In addition, the three months ended March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019 include charges primarily related to lease asset impairments of $1 million, $2 million, $3 million and $6 million, respectively.
(d)Former parent legacy items and Loss (gain) on the early extinguishment of debt are recorded in Corporate and Other.
(e)Includes depreciation and amortization, interest expense, income tax and restructuring charges related to discontinued operations. In addition, the three months and year ended December 31, 2019 includes the estimated loss on the sale of discontinued operations of $22 million and the related tax expense of $38 million.

Realogy Reports Financial Results for Second Quarter 2020      18

Table 6c

REALOGY HOLDINGS CORP.
2019 CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2019	2019	2019	2019	2019
Revenues
Gross commission income	$799	$1,310	$1,201	$1,020	$4,330
Service revenue	129	183	191	170	673
Franchise fees	70	112	108	96	386
Other	56	59	50	44	209
Net revenues	1,054	1,664	1,550	1,330	5,598
Expenses
Commission and other agent-related costs	575	955	875	751	3,156
Operating	330	343	343	329	1,345
Marketing	68	69	63	62	262
General and administrative	80	68	69	71	288
Former parent legacy cost, net	—	—	1	—	1
Restructuring costs, net	9	9	11	13	42
Impairments	1	2	240	6	249
Depreciation and amortization	41	43	42	43	169
Interest expense, net	63	80	66	40	249
Loss (gain) on the early extinguishment of debt	5	—	(10)	—	(5)
Total expenses	1,172	1,569	1,700	1,315	5,756
(Loss) income from continuing operations before income taxes, equity in earnings and noncontrolling interests	(118)	95	(150)	15	(158)
Income tax (benefit) expense from continuing operations	(32)	33	(23)	—	(22)
Equity in earnings of unconsolidated entities	(1)	(7)	(7)	(3)	(18)
Net (loss) income from continuing operations	(85)	69	(120)	18	(118)

(Loss) income from discontinued operations, net of tax	(14)	1	8	(2)	(7)
Estimated loss on the sale of discontinued operations, net of tax	—	—	—	(60)	(60)
Net (loss) income from discontinued operations	(14)	1	8	(62)	(67)

Net (loss) income	(99)	70	(112)	(44)	(185)
Less: Net income attributable to noncontrolling interests	—	(1)	(1)	(1)	(3)
Net (loss) income attributable to Realogy Holdings	$(99)	$69	$(113)	$(45)	$(188)

Basic (loss) earnings per share attributable to Realogy Holdings shareholders:
Basic (loss) earnings per share from continuing operations	$(0.75)	$0.59	$(1.06)	$0.15	$(1.06)
Basic (loss) earnings per share from discontinued operations	(0.12)	0.01	0.07	(0.54)	(0.59)
Basic (loss) earnings per share	$(0.87)	$0.60	(0.99)	(0.39)	(1.65)
Diluted (loss) earnings per share attributable to Realogy Holdings shareholders:
Diluted (loss) earnings per share from continuing operations	$(0.75)	$0.59	$(1.06)	$0.15	$(1.06)
Diluted (loss) earnings per share from discontinued operations	(0.12)	0.01	0.07	(0.54)	(0.59)
Diluted (loss) earnings per share	$(0.87)	$0.60	$(0.99)	$(0.39)	$(1.65)
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	114.0	114.3	114.3	114.3	114.2
Diluted	114.0	114.9	114.3	114.3	114.2

Realogy Reports Financial Results for Second Quarter 2020      19

Table 7
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - FREE CASH FLOW AND
FREE CASH FLOW INCLUDING DISCONTINUED OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2019
(In millions)
A reconciliation of net (loss) income attributable to Realogy Holdings to Free Cash Flow and Free Cash Flow including discontinued operations is set forth in the following table:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income attributable to Realogy Holdings	$(14)	$69	$(476)	$(30)
Less: Net (loss) income from discontinued operations	(41)	1	(68)	(13)
Net income (loss) from continuing operations attributable to Realogy Holdings	27	68	(408)	(17)
Income tax expense (benefit), net of payments	11	28	(121)	(5)
Interest expense, net	59	80	160	143
Cash interest payments	(84)	(58)	(102)	(95)
Depreciation and amortization	46	43	91	84
Capital expenditures	(17)	(28)	(41)	(50)
Restructuring costs and former parent legacy items, net of payments	4	(1)	5	(1)
Impairments	7	2	454	3
Loss on the early extinguishment of debt	8	—	8	5
Working capital adjustments	45	44	(52)	(4)
Free Cash Flow	106	178	(6)	63
Contribution from discontinued operations	(59)	(31)	(102)	(88)
Free Cash Flow including discontinued operations	$47	$147	$(108)	$(25)
A reconciliation of net cash (used in) provided by operating activities to Free Cash Flow and Free Cash Flow including discontinued operations is set forth in the following table:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$115	$159	$33	$56
Less: Net cash used in operating activities from discontinued operations	(7)	(47)	(2)	(57)
Net cash provided by operating activities from continuing operations	122	206	35	113
Property and equipment additions	(17)	(28)	(41)	(50)
Effect of exchange rates on cash and cash equivalents	1	—	—	—
Free Cash Flow	106	178	(6)	63
Contribution from discontinued operations	(59)	(31)	(102)	(88)
Free Cash Flow including discontinued operations	$47	$147	$(108)	$(25)

Net cash used in investing activities	$(24)	$(39)	$(63)	$(62)
Net cash (used in) provided by financing activities	$(32)	$(88)	$468	$46

Realogy Reports Financial Results for Second Quarter 2020      20

Table 8a

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED JUNE 30, 2020
(In millions)
The senior secured leverage ratio is tested quarterly and may not exceed 4.75 to 1.00 pursuant to the terms of the senior secured credit facilities*. The senior secured leverage ratio is measured by dividing Realogy Group LLC's total senior secured net debt by the trailing four quarters EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement. Total senior secured net debt does not include the 7.625% Senior Secured Second Lien Notes, our unsecured indebtedness, including the Unsecured Notes*, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the Senior Secured Credit Agreement, includes adjustments to Operating EBITDA for retention and disposition costs, non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the trailing four-quarter period. The Company was in compliance with the senior secured leverage ratio covenant at June 30, 2020 with a ratio of 3.29 to 1.00.
A reconciliation of net loss attributable to Realogy Group to Operating EBITDA including discontinued operations and EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the four-quarter period ended June 30, 2020 is set forth in the following table:

		Less	Equals	Plus	Equals
	Year Ended	Six Months Ended	Six Months Ended	Six Months Ended	Twelve Months Ended
	December 31, 2019	June 30, 2019	December 31, 2019	June 30, 2020	June 30, 2020
Net loss attributable to Realogy Group (a)	$(188)	$(30)	$(158)	$(476)	$(634)
Income tax (benefit) expense	(22)	1	(23)	(121)	(144)
Loss before income taxes	(210)	(29)	(181)	(597)	(778)
Depreciation and amortization	169	84	85	91	176
Interest expense, net	249	143	106	160	266
Restructuring costs, net	42	18	24	25	49
Impairments	249	3	246	454	700
Former parent legacy cost, net	1	—	1	—	1
(Gain) loss on the early extinguishment of debt	(5)	5	(10)	8	(2)
Income statement impact of discontinued operations	95	17	78	66	144
Operating EBITDA including discontinued operations (b)	590	241	349	207	556
Bank covenant adjustments:
Operating EBITDA for discontinued operations (c)					(22)
Pro forma effect of business optimization initiatives (d)					44
Non-cash charges (e)					29
Pro forma effect of acquisitions and new franchisees (f)					6
Costs expensed related to the disposition					3
EBITDA as defined by the Senior Secured Credit Agreement					$616
Total senior secured net debt (g)					$2,026
Senior secured leverage ratio					3.29	x
_______________
(a)Net loss attributable to Realogy consists of: (i) loss of $113 million for the third quarter of 2019, (ii) loss of $45 million for the fourth quarter of 2019, (iii) loss of $462 million for the first quarter of 2020 and (iv) loss of $14 million for the second quarter of 2020.
(b)Consists of Operating EBITDA including discontinued operations of: (i) $223 million for the third quarter of 2019, (ii) $126 million for the fourth quarter of 2019, (iii) $32 million for the first quarter of 2020 and (iv) $175 million for the second quarter of 2020.
(c)Represents the Operating EBITDA for Cartus Relocation. If the Operating EBITDA of Cartus Relocation were to be included in EBITDA as defined by the Senior Secured Credit Agreement, the Senior Secured Leverage Ratio would improve to 3.18x from 3.29x.
(d)Represents the four-quarter pro forma effect of business optimization initiatives.

Realogy Reports Financial Results for Second Quarter 2020      21

(e)Represents the elimination of non-cash expenses including $24 million of stock-based compensation expense and $5 million for the change in the allowance for doubtful accounts and notes reserves for the four-quarter period ended June 30, 2020.
(f)Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on July 1, 2019. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of July 1, 2019.
(g)Represents total borrowings under the senior secured credit facilities (including the Revolving Credit Facility and Term Loan B Facility) and Term Loan A Facility and borrowings secured by a first priority lien on our assets of $2,571 million plus $34 million of finance lease obligations less $579 million of readily available cash as of June 30, 2020. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations, 7.625% Senior Secured Second Lien Notes or unsecured indebtedness, including the Unsecured Notes.
* Our senior secured credit facilities include the facilities under our Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement"), and the Term Loan A Agreement dated as of October 23, 2015, as amended from time to time. Our Senior Secured Second Lien Notes include our 7.625% Senior Secured Second Lien Notes due 2025. Our Unsecured Notes include our 4.875% Senior Notes due 2023 and our 9.375% Senior Notes due 2027.

Realogy Reports Financial Results for Second Quarter 2020      22

Table 8b

NET DEBT LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED JUNE 30, 2020
(In millions)
Net corporate debt (excluding securitizations) divided by EBITDA calculated on a Pro Forma Basis, as those terms are defined in the senior secured credit facilities, for the four-quarter period ended June 30, 2020 (referred to as net debt leverage ratio) is set forth in the following table:

	As of June 30, 2020
Revolver	$815
Term Loan A	703
Term Loan B	1,053
7.625% Senior Secured Second Lien Notes	550
4.875% Senior Notes	407
9.375% Senior Notes	550
Finance lease obligations	34
Corporate Debt (excluding securitizations)	4,112
Less: Cash and cash equivalents	686
Net Corporate Debt (excluding securitizations)	$3,426

EBITDA as defined by the Senior Secured Credit Agreement (a)	$616

Net Debt Leverage Ratio (b)	5.6	x
_______________
(a)See Table 8a for a reconciliation of Net loss attributable to Realogy Group to EBITDA as defined by the Senior Secured Credit Agreement.
(b)Net Debt Leverage Ratio is substantially similar to Consolidated Leverage Ratio (as defined under the indentures governing the 9.375% Notes and 7.625% Senior Secured Second Lien Notes), except that when the Consolidated Leverage Ratio is measured at March 31 of any given year, the calculation includes a positive $200 million seasonality adjustment to cash and cash equivalents.

Realogy Reports Financial Results for Second Quarter 2020      23

Table 9
Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the (gain) loss on the early extinguishment of debt, impairments, the tax effect of the foregoing adjustments and net income (loss) from discontinued operations. The gross amounts for these items as well as the adjustment for income taxes are presented.
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net, income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, gains or losses on the early extinguishment of debt, former parent legacy items, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.
Operating EBITDA including discontinued operations includes Operating EBITDA, as defined above plus the Operating EBITDA contribution from discontinued operations on the same basis.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the early extinguishment of debt and working capital adjustments. Free Cash Flow including discontinued operations includes Free Cash Flow, as defined above plus the Free Cash Flow contribution from discontinued operations on the same basis. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income

Realogy Reports Financial Results for Second Quarter 2020      24

(loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.
We present Operating EBITDA including discontinued operations and Free Cash Flow including discontinued operations to facilitate period over period results, however, these non-GAAP terms are subject to the same limitations noted above for Operating EBITDA and Free Cash Flow and, in addition, include the add-back of earnings and cash from discontinued operations, which is not indicative of the results of our continuing operations.